EXHIBIT 5.01

                                December 6, 1995

Wasatch Education Systems Corporation
5250 South 300 West, Suite #101
Salt Lake City, UT 84107

Gentlemen/Ladies:

 At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about December 6, 1995 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,050,000 shares of your Common Stock (the "Common Stock") to be sold by you pursuant to (i) the stock options granted or to be granted by you under your 1995 Employee Stock Option Plan (the "Employee Plan"), and (ii) the stock options granted or to be granted by you under your 1995 Executive Officer Stock Option Plan (the "Executive Officers Plan").

 As your counsel, we have examined the proceedings taken by you in connection with (i) the adoption of the Employee Plan and the granting of options thereunder and (ii) the adoption of the Executive Officer Plan and the granting of options thereunder.

 Assuming shareholder approval of the Employee Plan and the Executive Officer Plan (which approval is being submitted to the shareholders at the annual shareholder meeting on January 23, 1996), it is our opinion that the 2,050,000 shares of Common Stock that may be issued and sold by you pursuant to (i) the stock options granted under the Employee Plan, when issued and sold in the manner referred to in the relevant Prospectus associated with the Registration Statement, the Employee Plan and accompanying stock options, and (ii) the stock options granted or to be granted under the Executive Officer Plan, when issued and sold in the manner referred to in the relevant Prospectus associated with the Registration Statement, the Executive Officer Plan and accompanying stock options, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto which have been approved by us.

                                              Very truly yours,

                                              /s/Fenwick & West
                                                 Fenwick & West